UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 22, 2005

Gateway, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-22784	42-1249184
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7565 Irvine Center Drive, Irvine, CA 92618

(Address of principal executive offices, zip code)

Registrant’s telephone number, including area code: 949-471-7000

None

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01: ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On March 22, 2005, Gateway, Inc. (the “Company”) entered into a Registration Rights Agreement (the “Agreement”) with Mr. Theodore W. Waitt, the Chairman of the Company’s Board of Directors and 27% shareholder of the Company (the “Chairman”), pursuant to which the Chairman waived certain existing “piggy-back” registration rights with respect to a resale registration statement on Form S-3 to be filed by March 31, 2005 by the Company with the Securities and Exchange Commission with respect to the Company’s 1.50% Senior Convertible Notes Due 2009, the Company’s 2.00% Senior Convertible Notes Due 2011 (together with the 1.50% Convertible Senior Notes Due 2009, the “Notes”) and shares of common stock, par value $.01 per share, of the Company (“Common Stock”), issuable upon conversion of the Notes. Pursuant to the Agreement, the Company has granted the Chairman and certain permitted transferees two demand registration rights with respect to shares of Common Stock owned by the Chairman on the date thereof, with such rights not to be exercised before October 1, 2005.

A copy of the Agreement is filed herewith as Exhibit 10.1. The above description of the Agreement is qualified in its entirety by reference to Exhibit 10.1, which is incorporated herein by reference.

ITEM 9.01: FINANCIAL STATEMENTS AND EXHIBITS

(c) Exhibits

10.1	Registration Rights Agreement, dated as of March 22, 2005, between Theodore W. Waitt and Gateway, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 25, 2005

GATEWAY, INC.

By:	/s/ RODERICK M. SHERWOOD III
Roderick M. Sherwood III Senior Vice President & Chief Financial Officer

EXHIBIT INDEX

10.1	Registration Rights Agreement, dated as of March 22, 2005, between Theodore W. Waitt and Gateway, Inc.